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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 24, 2001
                                                           ------------


                                    0-027352
                            ------------------------
                            (Commission File Number)



                                 HYBRIDON, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                             04-3072298
 -------------------------------                             -------------------
 (State or Other Jurisdiction of                              (I.R.S. Employer
         Incorporation)                                      Identification No.)



                345 Vassar Street, Cambridge, Massachusetts 02139
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                    (Address of Principal Executive Offices)


                                 (617) 679-5500
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              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.                             OTHER EVENTS


         On May 24, 2001, Hybridon, Inc. and Isis Pharmaceuticals, Inc.
entered into a Collaboration and License Agreement (the "AGREEMENT") and related documents. Under the Agreement, Hybridon granted Isis an exclusive license to use and sublicense all of Hybridon's antisense chemistry and delivery patents and technology. Notwithstanding, Hybridon has retained the right to practice its licensed antisense patent technologies and to sublicense these technologies to its collaborators. In exchange for the exclusive license from Hybridon, Isis has paid Hybridon $15 million in cash and will pay to Hybridon $19.5 million in Isis common stock over two years. The consideration for the license was determined by arms-length negotiations.

         Isis has granted Hybridon a non-exclusive license to use Isis' suite of RNase H patents that cover the mechanism of action of many antisense drugs. In return for the non-exclusive license from Isis, Hybridon will pay Isis $6 million in Hybridon stock over three years.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               HYBRIDON, INC.



                               By: /s/ Sudhir Agrawal
                                  ----------------------------------------------
                                  Name:    Sudhir Agrawal
                                  Title:   President and Acting Chief Executive
                                           Officer

                                  Date:    June 8, 2001